Exhibit 32

Certification of CEO and Manager of Administration and Senior Controller
and acting Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of North American Palladium Ltd. (the "Registrant") on Form 40-F for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James D. Excell, as President and Chief Executive Officer of the Registrant, and Michael C. Thompson, as Manager of Administration and Senior Controller and acting Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ James D. Excell
By: James D. Excell
Title: President and Chief Executive Officer March 30, 2007

/s/ Michael C. Thompson
By: Michael C. Thompson
Title: Manager of Administration and Senior Controller and acting Chief Financial Officer March 30, 2007

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of section 18 of the Securities Exchange Act of 1934, as amended.